Exhibit 99.1

Patriot National Reports Results for the Fourth Quarter and Year Ended

December 31, 2016; Provides 2017 Outlook

FORT LAUDERDALE, FL., March 14, 2017 – Patriot National, Inc. (NYSE: PN), (“Patriot National” or “the Company”) a leading provider of technology and outsourcing solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

Financial Summary:

For the Quarter Ended December 31, 2016:

(Comparisons correspond to the prior-year period)

•	Total Revenues decreased 15.3% to $51.5 million

•	Total Fee Income decreased 15.4% to $51.5 million

•	GAAP Net Loss of $20.3 million, or $0.65 per diluted share

•	Adjusted Loss[1] of $1.4 million, or $0.05 per diluted share

•	Adjusted EBITDA[1] of $6.3 million, down 57.0%

•	Operating Cash Flow[1] of $1.3 million, down 76.3%

For the Year Ended December 31, 2016:

(Comparisons to the corresponding prior-year period)

•	Total Revenues of $232.8 million and Fee Income of $233.0 million, up 11.0% and 11.1%, respectively

•	GAAP Net Loss of $0.8 million, or $0.03 per share

•	Adjusted Earnings[1] of $10.3 million, or $0.38 per diluted share, down 48.6% and 49.3%, respectively

•	Adjusted EBITDA[1] of $44.1 million, down 14.4%

•	Operating Cash Flow[1] of $31.7 million, down 14.6%

[1]	References to non-GAAP financial measures as defined in Regulation G of SEC rules, including Adjusted EBITDA, Adjusted Earnings and Operating Cash Flow, are included in this press release. A reconciliation of this supplemental non-GAAP financial information to the Company’s GAAP information is contained in the accompanying financial tables. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s consolidated financial statements.

Patriot National

Recent Developments:

•	On December 1, 2016, Patriot National expanded its relationship with one of its major, non-related party carrier clients and now provides them with a wide variety of services.

•	On December 13, 2016, Patriot National launched a regional program with QBE Insurance Group to write workers’ compensation and employers’ liability insurance policies for hospitality, healthcare, property management and manufacturing accounts in 12 states.

•	On February 27, 2017, Patriot National announced that an independent special committee of its Board of Directors entered into an agreement with Guarantee Insurance Group (“GIG”) and Steven Mariano, Chairman, Chief Executive Officer and majority owner of GIG, and its wholly-owned subsidiary Guarantee Insurance Company (“GIC”). This agreement expands the exclusivity and extends the term by not less than ten years of our existing service agreements with GIC and includes an agreement as to certain corporate governance and financial covenants with respect to GIG, GIC (subject to regulatory approval) and the Company in exchange for $30 million. The transaction was approved by the independent special committee of the Company’s Board of Directors and by the independent directors of the Board. The special committee engaged separate independent legal counsel and financial advisors in connection with the agreement.

•	Four new independent directors were appointed to Patriot National’s Board of Directors including James O’Brien and Sean Bidic on November 17, 2016, and Michael Purcell and Jeffrey Rohr on January 5, 2017.

Management Commentary:

“Our results for the fourth quarter and the year were disappointing and, frankly, we did not execute as well as we hoped.” said Steven M. Mariano, Chief Executive Officer of Patriot National. “In 2017, we have dedicated all of our resources to delivering profitable organic growth from our core businesses – workers’ compensation insurance services and technology. We believe a focused approach combined with improved execution and expense management across the Company is the most realistic way to improve our financial performance. We are optimistic about 2017. We have a solid plan and a very strong platform to build upon.”

Operating Results

Three Months Ended December 31, 2016

Total fee income was $51.5 million for the fourth quarter of 2016, a decrease of 15.4% compared with $60.9 million in the fourth quarter of 2015. The decrease in fee income during the fourth quarter of 2016 reflects weaker than expected results across the Company’s businesses. Organic fee income was $50.3 million for the fourth quarter of 2016, a decrease of 17.3% compared with $60.9 million in the fourth quarter of 2015. “Organic fee income” is defined as fee income earned after the first four quarters of fee income generated by each acquisition.

Total expenses for the fourth quarter of 2016 were $84.6 million, compared with $59.6 million in the fourth quarter of 2015. The increase was largely attributable to a $17.7 million goodwill impairment charge relating to the 2015 acquisition of Global HR Research and a write down of $3.7 million of other

Patriot National

assets, primarily related to amounts owed to the Company under a third-party settlement agreement. In addition, fourth quarter 2016 expenses included $2.7 million in transaction bonuses paid to certain executives upon closing the new credit facility, and incurred in connection with our efforts to seek and evaluate strategic alternatives, and $2.0 million in costs related to extinguishment of debt.

Fourth quarter 2016 GAAP net loss was $20.3 million, or $0.65 per diluted share, compared to a net loss of $5.4 million, or $0.19 per diluted share in the fourth quarter of 2015. Weighted average diluted shares were 31.3 million on a GAAP basis, which includes 4.9 million shares relating to the warrants associated with the PIPE financing as discussed in the Company’s previous 10-Q (the “Warrants”); and 26.4 million shares excluding the Warrants on a non-GAAP basis respectively. It is important to note that pursuant to the Back-to-Back Agreement between the Company and Mr. Mariano, Mr. Mariano has agreed to tender any shares back to the Company for any shares delivered by the Company pursuant to the Warrant Agreement.

Adjusted Loss for the fourth quarter of 2016 was $1.4 million, or $0.05 per diluted share, compared with Adjusted Earnings of $5.5 million, or $0.19 per diluted share, in the fourth quarter of 2015. In calculating the weighted average diluted shares, the Warrants previously mentioned have been excluded. Patriot National defines Adjusted Earnings and Adjusted Earnings Per Share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs, claims settlements cost, litigation fees, severance expense, public offering costs, costs for strategic alternatives, goodwill impairment, write-down of other assets, and the income tax effect related to reconciling items.

Adjusted EBITDA for the fourth quarter of 2016 was $6.3 million, compared to Adjusted EBITDA of $14.6 million for the fourth quarter of 2015. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs, acquisition costs, claims settlement cost, litigation fees, severance expense and public offering costs, and costs for strategic alternatives, goodwill impairment, and write-down of other assets.

Operating Cash Flow for the fourth quarter of 2016 was $1.3 million, compared to $5.6 million for the fourth quarter of 2015. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense and capital expenditures.

As of December 31, 2016, the Company had $91.9 million in cash and approximately $238.5 million of debt outstanding, net of deferred loan fees.

Full Year Ended December 31, 2016

Total revenues were $232.8 million for the twelve months ended December 31, 2016, compared with $209.7 million in the same period a year ago. Total fee income was $233.0 million for the twelve months ended December 31, 2016, an increase of 11.1% compared to $209.8 million for the corresponding prior-year period. The increase in fee income during the twelve months ended 2016 was primarily due to acquisitions closed during the twelve months ended December 31, 2016 and 2015. Organic fee income of $204.1 million declined 2.7% year-over-year. “Organic fee income” is defined as fee income earned after the first four quarters of fee income generated by each acquisition.

Patriot National

Total expenses for the twelve months ended December 31, 2016 were $252.3 million, compared with $210.1 million in the corresponding prior-year period. The increase was largely attributable to a $17.7 million goodwill impairment charge relating to our 2015 acquisition of Global HR Research and write down of $3.7 million of other assets, primarily related to amounts owed to us under a third-party settlement agreement. In addition, 2016 expenses included $2.7 million in transaction bonuses paid to certain executives upon closing the new credit facility, and incurred in connection with our efforts to seek and evaluate strategic alternatives, $2.0 million in costs related to extinguishment of debt and expenses attributable to acquisitions closed during the twelve months ended December 31, 2016 and 2015.

For the twelve months ended December 31, 2016, GAAP net loss was $0.8 million or $0.03 per share, compared with GAAP net loss of $5.4 million, or $0.20 per share, for the twelve months ended December 31, 2015. Adjusted Earnings for the twelve months ended December 31, 2016 were $10.3 million, or $0.38 per diluted share, compared with Adjusted Earnings of $20.1 million, or $0.75 per diluted share, in the prior-year period.

For the twelve months ended December 31, 2016, Adjusted EBITDA decreased to $44.1 million, down from $51.5 million for the twelve months ended December 31, 2015. Operating Cash Flow for the twelve months ended December 31, 2016 was $31.7 million, compared to Operating Cash Flow of $37.1 million for the same period a year ago.

Summary Financial Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
In thousands, except per share amounts	2016	2015	Change	2016	2015	Change
Total Revenues GAAP	$51,535	$60,872	(15.3%)	$232,834	$209,720	11.0%
Total Fee Income	$51,473	$60,852	(15.4%)	$233,030	$209,764	11.1%
Organic	$50,319	$60,852	(17.3%)	$204,143	$209,764	(2.7%)
Acquisitions	$1,154	$—	n/a	$28,887	$—	n/a
Net Income (Loss) GAAP	$(20,253)	$(5,367)	n/a	$(817)	$(5,375)	n/a
Earnings (Loss) per diluted share	$(0.65)	$(0.19)	n/a	$(0.03)	$(0.20)	n/a
Adjusted EBITDA (1)	$6,292	$14,626	(57.0%)	$44,055	$51,464	(14.4%)
Adjusted EBITDA margins	12.2%	24.0%	(49.1%)	18.9%	24.5%	(22.9%)
Adjusted Earnings (Loss) (1)	$(1,394)	$5,453	n/a	$10,315	$20,069	(48.6%)
Adjusted Earnings (Loss) Diluted EPS	$(0.05)	$0.19	n/a	$0.38	$0.75	(49.3%)
Operating Cash Flow (1)	$1,336	$5,636	(76.3%)	$31,681	$37,117	(14.6%)

(1)	Reconciliation of GAAP to Non-GAAP Financial Measures is provided in the following financial tables.

Patriot National

Outlook

Patriot National is providing its full year 2017 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that it believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Patriot National’s filings with the Securities and Exchange Commission.

For the full year ending December 31, 2017, Patriot National currently expects the following financial results.

In millions:	2017 Guidance
Total Fee Income	$224 - $236
GAAP Net Income	$1 - $5
Adjusted Earnings	$3 - $7
Adjusted EBITDA	$45 - $52
Operating Cash Flows	$21 - $25

Patriot National expects fee income in the first half of 2017 to be slightly down from 2016 levels with growth occurring in the back half of the year. In addition, 2017 guidance assumes no contribution from new carriers or M&A activity.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Tuesday, March 14, 2017 at 9:00 a.m. Eastern Time, to discuss the Company’s results.

•	Live conference call: 1-844-881-0136 (domestic) or 1-412-317-6745 (international)

•	Conference call replay available through April 14, 2017: 1-877-344-7529 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 10101555

•	Live and archived webcast: ir.patnat.com

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and

Patriot National

Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements, including statements regarding our belief that a focused approach combined with improved execution and expense management across the Company is the most realistic way to improve our financial performance, our belief regarding expense savings, and expectations regarding fee income and our 2017 outlook. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify

Patriot National

these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the following: the effect on our business if Guarantee Insurance terminates its agreement with us, ceases to offer workers’ compensation products, ceases operations, including due to bankruptcy, liquidity or other financial difficulties or failure to comply with insurance regulations; potential conflicts of interest resulting from Mr. Mariano’s control of Guarantee Insurance; past and potential future net losses; potential further impairment of goodwill and intangible assets; potential inability to meet our debt service obligations; the effect on our business of restrictive covenants under our Credit Agreement and the potential failure to comply with such covenants; a potential adverse outcome of the litigation filed against us; a potential adverse impact on our operations of general economic and labor market conditions and trends in the insurance industry, including cyclicality; potential decrease of premium rates, on which a significant portion of our fee revenue is based; potential decline of workers’ compensation claims in frequency or severity; development of unfavorable market conditions or regulatory environment in Florida, California, New Jersey, Georgia, New York and Pennsylvania, where our business is concentrated; potential inability to grow our business organically; potential failure to sustain our relationships with independent retail agencies; potential changes in the healthcare industry; potential failure to comply with applicable regulation or adapt to new regulatory and legislative initiatives; inability to compete effectively; failure or inadequate performance of our information processing systems; cyber-attacks or other security breaches involving our or our clients’ computer systems;, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

# # #

FINANCIAL TABLES TO FOLLOW

Patriot National

Patriot National, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share amounts	2016	2015	2016	2015
Revenues
Total Fee Income	$51,473	$60,852	$233,030	$209,764
Net investment income	62	50	99	135
Net losses on investments	—	(30)	(295)	(179)

Total Revenues	51,535	60,872	232,834	209,720

Expenses
Salaries and related expenses	24,640	23,846	94,070	77,628
Commission expense	10,235	10,323	46,227	35,879
Outsourced services	3,252	4,611	14,377	12,234
Other operating expenses	12,399	9,341	41,732	34,593
Acquisition costs	725	2,409	2,133	6,781
Interest expense, including deferred loan fees	4,091	1,186	8,434	3,917
Depreciation and amortization	4,538	4,502	18,698	14,577
Stock compensation expense	1,357	1,996	5,095	10,787
Costs related to extinguishment of debt	2,010	—	2,010	13,681
Goodwill impairment	17,683	—	17,683	—
Write-down of other assets	3,654	—	3,654	—
Decrease in fair value of warrant redemption liability	—	(25)	—	(1,410)
Public offering costs	—	1,229	104	1,229
Increase (Decrease) in FV of Earn-out liability	—	827	(1,913)	827
Gain on financing transaction	—	(609)	—	(609)

Total Expenses	84,584	59,636	252,304	210,114

Net income (loss) before income tax expense	(33,049)	1,236	(19,470)	(394)
Income tax (benefit) expense	(12,714)	6,604	(18,674)	4,871

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	(20,335)	(5,368)	(796)	(5,265)
Net income attributable to non-controlling interest in subsidiary	(82)	(1)	21	110

Net Income (Loss)	$(20,253)	$(5,367)	$(817)	$(5,375)

Earnings (Loss) Per Common Share
Basic	$(0.65)	$(0.19)	$(0.03)	$(0.20)
Diluted	(0.65)	(0.19)	(0.03)	(0.20)

Weighted Average Common Shares
Basic	31,312	27,668	30,240	26,425
Diluted	31,312	27,668	30,240	26,425

Patriot National

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
In thousands	2016	2015
Assets
Current Assets
Cash	$91,893	$8,372
Short term investments	—	3,173

Total cash and investments	91,893	11,545
Restricted cash	18,549	16,055
Fee income receivable	8,915	8,159
Fee income receivable from related party	46,757	27,036
Net receivable from related parties	3,609	499
Advance on facilitation agreement	1,411	—
Other current assets	1,954	2,046

Total current assets	173,088	65,340
Fixed assets, net	5,682	5,092
Goodwill	105,298	118,141
Intangible assets	70,819	75,681
Forward purchase asset	28,655	28,120
Deferred tax asset, net	22,905	—
Advance on facilitation agreement	—	2,000
Other long term assets	11,057	11,428

Total Assets	$417,504	$305,802

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$9,233	$10,639
Net advanced claims reimbursements	3,436	1,835
Income taxes payable	2,457	2,996
Current earn-out payable	2,252	10,556
Accounts payable, accrued expenses and other liabilities	46,955	32,809
Dividend payable	66,137	—
Deferred purchase consideration	—	6,128
Revolver borrowings outstanding	—	18,032
Current portion of notes payable	7,000	5,500
Current portion of capital lease obligation	—	2,232

Total current liabilities	137,470	90,727
Earn-out payable	5,940	1,827
Notes payable, net of deferred loan fees of $11,538 and $2,352	231,462	98,648
Warrant redemption liability	28,655	28,120

Total liabilities	403,527	219,322

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	14,191	86,715
Less non-controlling interest	(214)	(235)

Total Stockholders’ Equity (Deficit)	13,977	86,480

Total Liabilities and Stockholders’ Equity (Deficit)	$417,504	$305,802

Patriot National

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$(20,253)	$(5,367)	$(817)	$(5,375)
Income tax (benefit) expense	(12,714)	6,604	(18,674)	4,871
Interest expense	4,091	1,186	8,434	3,917
Depreciation and amortization	4,538	4,502	18,698	14,577

EBITDA	(24,338)	6,925	7,641	17,990
Net losses on investments	—	30	295	179
Severance expense	317	1,844	2,020	2,016
Stock compensation expense	1,357	1,996	5,095	10,787
Acquisition costs (1)	725	2,409	2,133	6,781
Costs for strategic alternatives (2)	4,164	—	4,164	—
Claims settlement cost (3)	—	—	449	—
Litigation fees (4)	720	—	720	—
Costs related to extinguishment of debt (5)	2,010	—	2,010	13,681
Goodwill impairment (6)	17,683	—	17,683	—
Write-down of other assets (7)	3,654	—	3,654	—
Decrease in fair value of warrant redemption liability	—	(25)	—	(1,410)
Increase (Decrease) in fair value of earn-out liability	—	827	(1,913)	827
Gain on financing transaction (8)	—	(609)	—	(609)
Gain on disposal of fixed assets	—	—	—	(7)
Public offering costs (9)	—	1,229	104	1,229

Adjusted EBITDA	$6,292	$14,626	$44,055	$51,464

Calculation of Adjusted EBITDA margins:
Total Fee Income	$51,473	$60,852	$233,030	$209,764
Adjusted EBITDA	$6,292	$14,626	$44,055	$51,464

Adjusted EBITDA margins	12.2%	24.0%	18.9%	24.5%

Total Fee Income	$51,473	$60,852	$233,030	$209,764
Adjusted EBITDA Less transaction bonuses paid to executives of $2.7 million	$3,630	$14,626	$41,393	$51,464

Adjusted EBITDA margins	7.1%	24.0%	17.8%	24.5%

Patriot National

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share amounts	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$(20,253)	$(5,367)	$(817)	$(5,375)
Net income attributable to non-controlling interest in subsidiary	(82)	(1)	21	110
Income tax (benefit) expense	(12,714)	6,604	(18,674)	4,871

Net income (loss) before income tax expense	(33,049)	1,236	(19,470)	(394)
Adjustments to Net income (loss) before income tax expense:
Net losses on investments	—	30	295	179
Severance expense	317	1,844	2,020	2,016
Stock compensation expense	1,357	1,996	5,095	10,787
Acquisition costs (1)	725	2,409	2,133	6,781
Costs for strategic alternatives (2)	4,164	—	4,164	—
Claims settlement cost (3)	—	—	449	—
Litigation fees (4)	720	—	720	—
Costs related to extinguishment of debt (5)	2,010	—	2,010	13,681
Goodwill impairment (6)	17,683	—	17,683	—
Write-down of other assets (7)	3,654	—	3,654	—
Decrease in fair value of warrant redemption liability	—	(25)	—	(1,410)
Increase (Decrease) in fair value of earn-out liability	—	827	(1,913)	827
Gain on financing transaction (8)	—	(609)	—	(609)
Gain on disposal of fixed assets	—	—	—	(7)
Public offering costs (9)	—	1,229	104	1,229

Total	30,630	7,701	36,414	33,474
Adjusted net income (loss) before income tax expense	(2,419)	8,937	16,944	33,080
Income tax (benefit) expense at statutory rate	(943)	3,485	6,608	12,901

Adjusted net income (loss) including non-controlling interest in subsidiary	(1,476)	5,452	10,336	20,179
Net income attributable to non-controlling interest in subsidiary	(82)	(1)	21	110

Adjusted Earnings (Loss)	$(1,394)	$5,453	$10,315	$20,069

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$(0.05)	$0.20	$0.39	$0.76
Diluted	(0.05)	0.19	0.38	0.75

Weighted Average Common Shares Outsanding
Basic	26,423	27,668	26,660	26,425
Diluted	26,423	28,015	26,860	26,652
Statutory Tax Rate	39.0%	39.0%	39.0%	39.0%
Adjusted Earnings (Loss), less transaction bonuses paid to executives of $2.7 million:
Adjusted net income (loss) before income tax expense, less transactionbonuses paid to executives of $2.7 million	(5,081)	8,937	14,282	33,080
Income tax (benefit) expense at statutory rate	(1,982)	3,485	5,570	12,901

Adjusted net income (loss) including non-controlling interest in subsidiary	(3,099)	5,452	8,712	20,179
Net income attributable to non-controlling interest in subsidiary	(82)	(1)	21	110

Adjusted Earnings (Loss) less transaction bonuses paid to executivesof $2.7 million	$(3,017)	$5,453	$8,691	$20,069

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$(0.11)	$0.20	$0.33	$0.76
Diluted	(0.11)	0.19	0.32	0.75

Patriot National

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$(20,253)	$(5,367)	$(817)	$(5,375)
Income tax (benefit) expense	(12,714)	6,604	(18,674)	4,871
Interest expense	4,091	1,186	8,434	3,917
Depreciation and amortization	4,538	4,502	18,698	14,577

EBITDA	(24,338)	6,925	7,641	17,990
Net losses on investments	—	30	295	179
Severance expense	317	1,844	2,020	2,016
Stock compensation expense	1,357	1,996	5,095	10,787
Acquisition costs (1)	725	2,409	2,133	6,781
Costs for strategic alternatives (2)	4,164	—	4,164	—
Claims settlement cost (3)	—	—	449	—
Litigation fees (4)	720	—	720	—
Costs related to extinguishment of debt (5)	2,010	—	2,010	13,681
Goodwill impairment (6)	17,683	—	17,683	—
Write-down of other assets (7)	3,654	—	3,654	—
Decrease in fair value of warrant redemption liability	—	(25)	—	(1,410)
Increase (Decrease) in fair value of earn-out liability	—	827	(1,913)	827
Gain on financing transaction (8)	—	(609)	—	(609)
Gain on disposal of fixed assets	—	—	—	(7)
Public offering costs (9)	—	1,229	104	1,229

Adjusted EBITDA	6,292	14,626	44,055	51,464

Less: Income tax expense	—	(6,604)	—	(4,871)
Less: Cash interest expense	(3,634)	(1,019)	(7,504)	(3,544)
Less: Purchase of fixed assets and other long-term assets	(1,322)	(1,367)	(4,870)	(5,932)

Operating Cash Flow (10)	$1,336	$5,636	$31,681	$37,117

Operating Cash Flow less transaction bonuses paid to executives of $2.7 million (10)	$(1,326)	$5,636	$29,019	$37,117

(1)	Acquisition costs were primarily comprised of salaries for a dedicated internal Mergers and Acquisitions staff, payments pursuant to the Acquisition Incentive Plan, professional costs and other fees associated with finding and closing acquisitions. Salaries and incentive payments represented $0.3 million and $2.1 million for the three months ended December 31, 2016 and 2015, respectively, and $1.4 million and $5.1 million for the twelve months ended December 31, 2016 and 2015, respectively.
(2)	Costs for strategic initiatives primarily represents (a) $1.5 million of third party costs incurred in connection with our efforts to seek and evaluate strategic alternatives, including legal and banking fees and (b) $2.7 million in transaction bonuses paid to certain executives in connection with the consummation of our new credit facility in 2016.
(3)	Claims settlement represents amounts paid to settle a penalty assessment resulting from a compliance audit by the state of California for the fiscal years of 2012 through 2015.
(4)	Legal fees incurred in connection with the Delaware litigation.
(5)	Costs related to extinguishment of debt include $2.0 million write-off of deferred financing fees in connection with the repayment of the senior secured credit facility with BMO Harris Bank N.A. (“BMO”) on November 9, 2016, $4.3 million of early payment penalties and $9.3 million associated with the write-off of related deferred financing fees and original issue discounts in connection with the repayment of all outstanding debt under our prior loan agreement with the PennantPark Entities, as lenders and our prior credit agreement with UBS Securities LLC and the lenders party thereto on January 22, 2015, with a portion of the proceeds from our initial public offering.
(6)	Goodwill impairment represents a reduction in the fair value of assets for Global HR Research LLC, which was acquired on August 1, 2015.
(7)	Write-down of other assets represents a $3.1 million reserve for amounts owed to us under a third-party settlement agreement and $0.6 million reserve related to assets acquired from Brandywine Insurance Advisors, LLC on May 22, 2015.
(8)	Gain on financing transaction represents the change in fair value as a result of the rescission and exchange agreements.
(9)	Public offering costs incurred related to our secondary offering that was withdrawn on October 20, 2015.
(10)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures.

Patriot National

2017 Guidance Non-GAAP Reconciliation

In millions:	2017 Guidance
Total Fee Income	$224 - $236
GAAP Net Income	$1 - $5
Adjusted Earnings	$3 - $7
Adjusted EBITDA	$45 - $52
Operating Cash Flows	$21 - $25
Reconciliation from Net Income to Adjusted Earnings:
Net Income	$1 - $5
Income tax expense	1 - 3

Income before tax	2 - 8
Adjustments to net income before tax:
Stock compensation expense	3

Adjusted net income before tax	5 - 11
Income tax expense at statutory rate	2 - 4

Adjusted Earnings	$3 - $7

Reconciliation from Net Income to Adjusted EBITDA:
Net Income	$1 - $5
Interest expense	19 - 20
Income tax expense	1 - 3
Depreciation and amortization	21
Stock compensation expense	3

Adjusted EBITDA	$45 - $52

Reconciliation from Net Income to Operating Cash Flow:
Net Income	$1 - $5
Interest expense	19 - 20
Income tax expense	1 - 3
Depreciation and amortization	21
Stock compensation expense	3

Adjusted EBITDA	45 - 52
Less: Income tax expense	(1) - (3)
Less: Cash interest expense	(20) - (21)
Less: Purchase of fixed assets and other long-term assets	(4)

Operating Cash Flow	$21 - $25